Exhibit 33.1

15000 Capital One Dr. Richmond, VA 23238

Capital One Bank (USA), National Association

Report on Assessment of Compliance with Servicing Criteria

1. Capital One Bank (USA), National Association (the “Asserting Party”) is responsible for assessing compliance with the servicing criteria applicable to it and its affiliate, Capital One Services, LLC, under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2014 (the “Reporting Period”), as set forth in Appendix B hereto. The transactions covered by this report include asset-backed securities transactions involving credit card receivables conducted by Capital One Master Trust and Capital One Multi-asset Execution Trust where the related asset-backed securities were outstanding during the Reporting Period for which the Asserting Party or Capital One Services, LLC acted as servicer (the “Platform”), as listed in Appendix A hereto;

2. The Asserting Party has engaged vendors (each, a “Vendor”), none of whom is considered a “servicer” as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities, and, as permitted by Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“CD&I 200.06”) (formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ), the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to each such Vendor’s activities as set forth in Appendix B hereto.1 The Asserting Party has policies and procedures in place designed to provide reasonable assurance that each Vendor’s activities comply in all material respects with the servicing criteria applicable to such Vendor. The Asserting Party is solely responsible for determining that it meets the SEC requirements to apply CD&I 200.06 for the Vendors (or each Vendor) and related criterion.

3. Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance by each of the Asserting Party and Capital One Services, LLC with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole;

4. The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix B hereto are inapplicable to the Asserting Party and Capital One Services, LLC based on the activities that each performs with respect to the Platform;

5. The Asserting Party and Capital One Services, LLC have complied, in all material respects, with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole;

[1]	Note that The Bank of New York Mellon (“BNYM”) in its capacity as Trustee is not considered a “Vendor” for purposes of this report. BNYM is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and as such, will provide its own report regarding its compliance with Regulation AB.

6. The Asserting Party has not identified and is not aware of any material instance of noncompliance by any Vendor with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole;

7. The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by any Vendor with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Ernst & Young LLP, a registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the applicable servicing criteria as of December 31, 2014 and for the Reporting Period.

March 27, 2015

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION

By:	/s/ Noelle Eder
Name:	Noelle Eder
Title:	Executive Vice President, Head of Card Operations

APPENDIX A

Capital One Multi-Asset Execution Trust

Class A

Class A (2004-1)

Class A (2004-4)

Class A (2005-9)

Class A (2006-3)

Class A (2006-11)

Class A (2007-1)

Class A (2007-2)

Class A (2007-5)

Class A (2007-7)

Class A (2007-A)

Class A (2013-1)

Class A (2013-2)

Class A (2013-3)

Class A (2014-1)

Class A (2014-2)

Class A (2014-3)

Class A (2014-4)

Class A (2014-5)

Class B

Class B (2004-3)

Class B (2004-7)

Class B (2005-1)

Class B (2005-3)

Class B (2006-1)

Class B (2007-1)

Class B (2009-C)

Class C

Class C (2004-2)

Class C (2004-3)

Class C (2007-1)

Class C (2009-A)

Class D

Class D (2002-1)

15000 Capital One Dr. Richmond, VA 23238

APPENDIX B

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

		Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X
Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X(1)
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X(2)
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.			X

15000 Capital One Dr. Richmond, VA 23238

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

		Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X(3)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.			X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			X
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X
1122(d)(4)(ii)	Pool Asset and related documents are safeguarded as required by the transaction agreements	X(4)
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

15000 Capital One Dr. Richmond, VA 23238

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

		Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X(5)	X(5)
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

15000 Capital One Dr. Richmond, VA 23238

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA

		Performed Directly by Asserting Party	Performed by Vendor(s) for which Asserting Party Takes Responsibility

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

(1)	1122(d)(2)(i): The Asserting Party was responsible for sending payments on the pool assets to The Bank of New York Mellon, as master trust trustee and indenture trustee (collectively, the “Trustee”), for the transactions included in the Asserting Party’s Platform. The Trustee was responsible for depositing such payments on the pool assets into the appropriate custodial bank accounts.
(2)	1122(d)(2)(iv): The Asserting Party was responsible for establishing and maintaining custodial bank accounts. The Trustee was responsible for opening and maintaining such custodial bank accounts at the direction of the Asserting Party.
(3)	1122(d)(3)(ii): The Asserting Party was responsible for the allocation of funds due to investors. The Trustee was responsible for remitting such funds to investors at the direction of the Asserting Party.
(4)	1122(d)(4)(ii): The responsibilities of the Asserting Party included safeguarding the collateral loan files. The responsibilities of the Trustee included safeguarding the COMT Collateral Certificate owned by the Capital One Multi-asset Execution Trust and issued by the Capital One Master Trust which represents an undivided interest in the assets of the Capital One Master Trust.
(5)	1122(d)(4)(iv): The Asserting Party was responsible for the remittance of electronic payments on pool assets and for the servicing functions related to the allocation and posting of payments on pool assets. First Data Resources, LLC through its affiliate, REMITCO LLC, and TransCentra, Inc., were responsible for the opening, listing and depositing of remittance payments mailed to post office boxes serviced by the Asserting Party.